ALLONGE TO REPLACEMENT PROMISSORY NOTE

     This Allonge made this 11th day of July, 2001, to the Replacement Promissory Note dated December 20, 1996, as amended by Allonge dated January 11, 1999, Allonge dated August 20, 1999, and Allonge dated August 4, 2000, made by The Bank of New York, not in its individual or corporate capacity, but solely in its capacity as Trustee of the Mid Atlantic Medical Services, Inc. Stock Compensation Trust ("Borrower") in favor of Mid Atlantic Medical Services, Inc. ("Lender").

     WHEREAS, Borrower executed and delivered to Lender a Replacement Promissory Note dated December 20, 1996 in the original principal amount of $129,902,500 (the "Original Note").

     WHEREAS, the Original Note was most recently amended by an Allonge on August 4, 2000.

     WHEREAS,  under  the terms of such  Allonge,  the  principal  amount of the
Original   Note  due  and  owing  as  of  August  4,  2000  was   increased   to
$145,814,696.75.

     WHEREAS, $109,114,696.75 of the principal amount of the Original Note, as amended by such Allonge (the "Amended Note") remains unpaid as of the date hereof.

     WHEREAS, in order to finance the Borrower's purchase of 2,000,000 shares of the Lender's common stock pursuant to the terms of Common Stock Purchase Agreement of even date herewith between the Borrower and Lender, Borrower and Lender wish to increase the principal amount of the Amended Note due and owing from $109,114,696.75 to $145,594,696.75 while leaving all other terms of the Amended Note unamended.

     NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the parties hereto agree as follows:

          (1) The Amended Note is hereby amended by deleting all references to "$145,814,696.75" and by inserting in lieu thereof "$145,594,696.75."

          (2) The last sentence of the second paragraph of the Amended Note is hereby amended by deleting the date "August 4, 2000" and by inserting in lieu thereof "July 11, 2001."

          (3) Schedule A attached to the Amended Note is hereby amended and restated in its entirety in the form attached hereto as Exhibit 1.

          (4) Schedule B attached to the Amended Note is hereby amended and restated in its entirety in the form attached hereto as Exhibit 2.

          (5) Except as expressly amended hereby, the Amended Note shall remain unamended and in full force and effect.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Allonge to Replacement Promissory is made effective as of the 11th day of July, 2001.


Attest: THE BANK OF NEW YORK, not in its individual or corporate capacity, but solely in its capacity as Trustee of the Mid Atlantic Medical Services, Inc. Stock Compensation Trust

______________________      By:    /s/ Kevin Henry
                                   _____________________________________

                            Title: Vice President
                                   _____________________________________


Attest:                     MID ATLANTIC MEDICAL SERVICES, INC.

______________________      By:    Robert E. Foss
                                   _____________________________________

                            Title: Sr. Executive Vice President and CFO
                                   _____________________________________

Exhibit 1

Trust Year                     Amount

        2001                       6,932,500
        2002                      13,865,000
        2003                      13,865,000
        2004                      13,865,000
        2005                      13,865,000
        2006                      13,865,000
        2007                      13,865,000
        2008                      13,865,000
        2009                      13,865,000
        2010                      13,865,000
        2011                   13,877,196.75


Exhibit 2

                                          Interest
    Pay Date    Year                       Amount


      7/15       2001
                                          2,290,965
     10/15                                2,911,894
      1/15       2002                     2,844,109
      4/15                                2,773,244
      7/15                                2,705,459
     10/15                                2,634,594
      1/15       2003                     2,566,809
      4/15                                2,495,944
      7/15                                2,428,159
     10/15                                2,357,294
      1/15       2004                     2,289,509
      4/15                                2,218,644
      7/15                                2,150,859
     10/15                                2,079,994
      1/15       2005                     2,012,209
      4/15                                1,941,344
      7/15                                1,873,559
     10/15                                1,802,694
      1/15       2006                     1,734,909
      4/15                                1,664,044
      7/15                                1,596,259
     10/15                                1,525,394
      1/15       2007                     1,457,609
      4/15                                1,386,744
      7/15                                1,318,959
     10/15                                1,248,094
      1/15       2008                     1,180,309
      4/15                                1,109,444
      7/15                                1,041,659
     10/15                                  970,794
      1/15       2009                       903,009
      4/15                                  832,144
      7/15                                  764,359
     10/15                                  693,494
      1/15       2010                       625,709
      4/15                                  554,844
      7/15                                  487,059
     10/15                                  416,194
      1/15       2011                       348,409
      4/15                                  277,544
      7/15                                  209,759
      8/26                                   63,274
                                      -------------

                                         64,787,299
                                      =============